Exhibit 99.1

Quepasa Corporation Reports First Quarter 2011 Results

Revenues of $2.2 Million and Acquisition of Social Game Developer XtFt Highlight 1Q11 Developments

WEST PALM BEACH, FL – May 11, 2011 – Quepasa.com, the popular online social network and game platform for the Latino community operated by Quepasa Corporation (NYSE Amex: QPSA), reported results for its first fiscal quarter of 2011 ended March 31, 2011.

First Quarter 2011 Highlights

Financial Highlights:
•
Revenues of $2.2 million were reported, a near 600% increase over the $322 thousand reported in the first fiscal quarter of 2010, and 21% higher than the $1.9 million achieved during the fourth quarter of 2010.

•	GAAP EPS of ($0.10) net loss during 1Q11 compared with ($0.21) net loss during 1Q10, and ($0.13) net loss in 4Q10.
•
EBITDA came in at a net loss of $357 thousand in 1Q11 versus a net loss of $830 thousand in 1Q10, and a net loss of $441 thousand in 4Q10 (see discussion of EBITDA, a non-GAAP financial measure, below).

Business Development Highlights:
•	QPSA common stock commenced trading on the NYSE Amex.
•	Our Board of Directors was bolstered by the addition of Lars Batista.
•	Quepasa.com added 6.4 million registered users during the first quarter, bringing the total registered membership to 33.6 million as of March 31, 2011.
•	We partnered with PlaySpan and Tutudo for payment processing solutions.
•
Quepasa DSM ran campaigns for reseller partner Sony Picture Television Ad Sales Latin America (Sony), as well as the “Dream Job” follow-on campaign to last year’s successful “Law of the First Employment” DSM.

•
We executed our most successful DSM campaign to date for a major advertiser sourced through Sony. The campaign drove over 13 million engagements, which significantly exceeded our previous record. Using a click-through on a traditional display ad as a proxy for an engagement, the campaign generated the equivalent number of ‘clicks’ as would a traditional media buy of more than six billion impressions.

•	We acquired Brazilian Social Game Development Studio XtFt Games S/S Ltda (XtFt).

Q1 2011 Financial Results
Revenues for the quarter totaled $2.2 million, a sequential increase of 21% from the prior quarter’s revenues of $1.9 million, and up nearly 600% from $322 thousand in the first quarter of 2010. These revenues were primarily related party DSM. (See “Important Disclosures,” below, regarding revenue sources.)

Net loss for the first quarter 2011 was $1.5 million or 10 cents per basic and diluted share. This was a sequential improvement from a net loss of $1.8 million or 13 cents per basic and diluted share in the prior quarter, and a significant improvement from the net loss of $2.7 million or 21 cents per basic and diluted share in the first quarter of 2010.

Cash and cash equivalents decreased to $12.3 million at March 31, 2011, from $13.5 million at December 31, 2010, but increased from $0.6 million at March 31, 2010. The sequential decline is primarily the result of cash usage associated with the acquisition of XtFt and its initial operations developing games, while the year-over-year increase is predominantly the result of the proceeds received from our December 2010 stock offering.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization, including amortization of non-cash stock based compensation) for the first quarter was a loss of $357 thousand or 2 cents per basic and diluted share, improving from an EBITDA loss of $441 thousand or 3 cents per basic and diluted share in the December 2010 quarter, and year-over-year from an EBITDA loss of $830 thousand or 6 cents per basic and diluted share the first quarter of 2010 (see important discussion about the presentation of EBITDA, a non-GAAP financial measure, below).

Management Commentary
“We are very pleased with the business development execution shown in the first quarter of 2011,” said John C. Abbott, CEO of Quepasa. “We have taken steps to expand monetization opportunities through strategic partnerships in payment processing.  We have expanded the number of resellers promoting Quepasa DSM, our social advertising and contest platform. Additionally, through our acquisition of Brazilian social game development studio XtFt, we have launched our first social gaming title, Wonderful City – Rio, on Quepasa.com as well as on Google’s Orkut, and will soon be offering it on Facebook.”

“Quepasa.com continued to demonstrate strong, virally driven growth in the first quarter; its membership grew by over 70,000 new members daily on average. We also realized substantial progress in the monetization of our user base,” added Abbott. “This included generating significant revenue from our social media advertising and contest platform, Quepasa DSM, which generated record engagement levels for several campaigns.”

“On the corporate side, Quepasa shares began trading on the NYSE Amex in January, and we strengthened our Board with the appointment of Lars Batista, who brings significant experience in both social gaming and the broader Brazilian technology market,” said Abbott. “During the remainder of 2011, we look forward to building our social game audience on Quepasa, Orkut and Facebook in connection with Wonderful City - Rio and other titles, scaling our DSM technology platform, and driving ongoing improvements to user retention on Quepasa.com by optimizing our core user experience and continuing to enhance it with relevant applications, games and contests.”

Conference Call
The Company will host a conference call to discuss details and answer questions about the Company’s first quarter 2011 results, as well as provide additional information on the outlook for the remainder of 2011 on Wednesday, May 11, 2011, at 4:30 p.m. Eastern time.  The conference call can be accessed by dialing toll-free (888) 846-5003 (U.S.) or (480) 629-9856 (international) (Conference ID: 4436638). To access the simultaneous webcast, go to http://viavid.net/dce.aspx?sid=0000851A, or visit the Investors section on the Company's website at http://www.quepasacorp.com/category/events-and-presentations/.  A replay of the call will be available through June 11, 2011.

About Quepasa Corporation
Quepasa Corporation (NYSE Amex: QPSA), owns Quepasa.com, the leading online social network and game platform for the Latino community. Quepasa.com provides fun, interactive, and easy to use social tools, and rich multimedia content in English, Spanish and Portuguese to embrace Latinos everywhere, and empower them to connect online, compete in contests and games and share their interests, ideas, and activities. Quepasa is headquartered in West Palm Beach, Florida with offices in Miami, Los Angeles, Scottsdale, Hermosillo, Mexico, and Curitiba, Brazil. For more information about the company, go to www.quepasacorp.com, or join for free at www.Quepasa.com.

All names and trademarks are the property of their respective owners.

Cautionary Note Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the expected release of Wonderful City on Facebook, building our social game audience on Quepasa, Orkut and Facebook in connection with Wonderful City and other titles and continued enhancement of our user experience and social gaming content.   All statements other than statements of historical facts contained in this press release, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  Important factors that could cause actual results to differ from those in the forward-looking statements include unanticipated software problems which delay or impede the launch of Wonderful City, Quepasa Games’ ability to develop other social games which users are attracted to and will monetize, and completion with other social games. Further information on our risk factors is contained in our filings with the SEC, including our Form 10-K for the year ended December 31, 2010.  Any forward-looking statement made by us in this press release speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Important Disclosures
Approximately 93% of the revenues for the three months ended March 31, 2011 came from one company of which a director of Quepasa is an officer or director.

Use of Non-GAAP Financial Information
EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. Quepasa Corporation defines EBITDA as earnings (or loss) before interest expense, income taxes, depreciation and amortization, including amortization of non-cash stock-based compensation. Other companies (including the company’s competitors) may define EBITDA differently. Quepasa presents EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Quepasa nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. See “Reconciliation of GAAP Income (Loss) to EBITDA (Loss)” below for further information on this non-GAAP measure and reconciliation of GAAP Income (Loss) to EBITDA (Loss) for the periods indicated.

QUEPASA CORPORATION AND SUBSIDIARY
Reconciliation of GAAP Net Income (Loss) to EBITDA (Loss)

	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	March 31, 2011	Per Basic and Diluted Share	December 31, 2010	Per Basic and Diluted Share	March 31, 2010	Per Basic and Diluted Share

Net INCOME (LOSS) ALLOCABLE TO COMMON SHAREHOLDERS	$(1,517,001)	$(0.10)	$(1,817,375)	$(0.13)	$(2,695,165)	$(0.21)
Interest expense	149,986	0.01	151,505	0.01	149,904	0.01
Depreciation and amortization of property and equipment	136,460	0.01	64,626	0.00	107,660	0.01
Amortization of stock based compensation	873,234	0.06	1,160,276	0.09	1,607,780	0.13
EBITDA (loss)	$(357,321)	$(0.02)	$(440,968)	$(0.03)	$(829,821)	$(0.06)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING, BASIC	15,662,232		13,609,609		12,797,725

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING, DILUTED	15,662,232		13,609,609		12,797,725

QUEPASA CORPORATION AND SUBSIDIARY
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2011	2010
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$12,334,602	$13,546,572
Accounts receivable, net of allowance of $13,000 and $16,000, at March 31, 2011
and December 31, 2010, respectively	2,541,459	1,361,024
Notes receivable - current portion, including $7,783 and $3,633 of accrued interest, at
March 31, 2011 and December 31, 2010, respectively	414,464	314,221
Restricted cash	275,000	275,000
Other current assets	94,900	113,841
Total current assets	15,660,425	15,610,658

Goodwill	4,320,970	-
Property and equipment, net	750,495	645,728
Notes receivable - long-term portion	99,986	156,079
Other assets, net	185,290	40,324
Total assets	$21,017,166	$16,452,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$430,197	$286,990
Accrued expenses	565,877	414,249
Accrued dividends	306,625	278,750
Unearned grant income	12,843	12,364
Total current liabilities	1,315,542	992,353

Notes payable, net of unamortized discount of $1,572,562 and $1,643,241, at
March 31, 2011 and December 31, 2010, respectively	6,421,274	6,272,545
Total liabilities	7,736,816	7,264,898

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY :
Preferred stock, $.001 par value; authorized - 5,000,000 shares; 25,000 shares of Series A
Convertible issued and outstanding at March 31, 2011 and December 31, 2010.
Liquidation preference of $2,500,000.	25	25
Common stock, $.001 par value; authorized - 50,000,000 shares; 16,159,937 shares
issued and outstanding at March 31, 2011 and 15,287,280 shares issued and outstanding at December 31, 2010	16,160	15,287
Additional paid-in capital	180,853,432	175,276,319
Accumulated deficit	(167,613,890)	(166,096,889)
Accumulated other comprehensive income	24,623	(6,851)
Total stockholders’ equity	13,280,350	9,187,891
Total liabilities and stockholders’ equity	$21,017,166	$16,452,789

QUEPASA CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended
	March 31,
	2011	2010

REVENUES	$2,243,564	$321,970
OPERATING EXPENSES:
Sales and marketing	322,052	173,696
Product development and content	1,707,464	863,677
General and administrative	1,433,884	1,695,193
Depreciation and amortization	136,460	107,660
TOTAL OPERATING EXPENSES	3,599,860	2,840,226
LOSS FROM OPERATIONS	(1,356,296)	(2,518,256)
OTHER INCOME (EXPENSE):
Interest income	16,560	345
Interest expense	(149,986)	(149,904)
Other income	596	525
TOTAL OTHER INCOME (EXPENSE)	(132,830)	(149,034)
LOSS BEFORE INCOME TAXES	(1,489,126)	(2,667,290)
Income taxes	-	-
NET LOSS	$(1,489,126)	$(2,667,290)
Preferred stock dividends	(27,875)	(27,875)
NET LOSS ALLOCABLE TO COMMON SHAREHOLDERS	$(1,517,001)	$(2,695,165)

NET LOSS PER COMMON SHARE ALLOCABLE TO COMMON SHAREHOLDERS
BASIC AND DILUTED	$(0.10)	$(0.21)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC AND DILUTED	15,662,232	12,797,725

NET LOSS	$(1,489,126)	$(2,667,290)
Foreign currency translation adjustment	31,474	(414)
COMPREHENSIVE LOSS	$(1,457,652)	$(2,667,704)

Company Contact:
E. Brian Harvey
Vice President of Capital Markets and Investor Relations
Quepasa Corporation
Tel (310) 801-1719
brian.harvey@quepasacorp.com